SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2014

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-651-6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

OptimizeRx Corp. (the “Company”) and Practice Fusion, the largest cloud-based electronic health records (EHR) platform, recently signed an agreement to integrate and automate the Company’s patient savings and support system to enable Practice Fusion prescribers to more efficiently help patients better afford and adhere to their prescribed medications.

Practice Fusion’s EHR is used by a community of more than 112,000 active medical professionals monthly with over 91 million patient records and should have a significant impact on our prescribing reach and sales once live. The Company anticipates that the integration will be completed later 1st quarter.

A joint press release is being prepared for early next year to maximize exposure and impact, including to the pharmaceutical industry looking to expand their reach within physicians’ workflow through the Company as an alternative to the barriers and restrictions now commonly in the market that inhibit use of drug samples and printed copay coupons.

Disclosures in this Current Report on Form 8-K, including without limitation, those relating to future financial results guidance, and in the Company’s other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide the Company’s future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, the Company’s actual results may differ materially from its expected results and from those expressed in its forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements beyond what is required under applicable securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker
Doug Baker Chief Financial Officer

Date: December 11, 2014

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